UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 4, 2024
_________________________
GoHealth, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	001-39390	85-0563805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W Merchandise Mart Plaza Suite 1750		60654
Chicago,	Illinois
(Address of principal executive offices)		(Zip Code)
(312) 386-8200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GOCO	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On October 4, 2024, the Board of Directors (the “Board”) of GoHealth, Inc. (the “Company”) appointed Brendan Shanahan as the Company’s Chief Financial Officer, effective October 14, 2024 (the “Effective Date”). Consistent with the foregoing, Mr. Shanahan will assume the role of principal financial and accounting officer of the Company, succeeding Katherine O’Halloran in such role, effective on the Effective Date. Ms. O’Halloran, the Company’s current Interim Chief Financial Officer, will continue her service to the Company as Chief Accounting Officer following Mr. Shanahan’s appointment as Chief Financial Officer.

Mr. Shanahan, age 62, has over 30 years of financial leadership experience and over 20 years of expertise in the Medicare Advantage industry. Prior to joining the Company as Chief Financial Officer, Mr. Shanahan served from March 2022 to February 2024 as Chief Financial Officer of UpStream Care Company, a primary care services and technology company, and from July 2015 to June 2021 as Executive Vice President and Chief Financial Officer of Cedar Gate Technologies, a care performance management company. Mr. Shanahan holds an MBA in Banking and Finance from Hofstra University and a Bachelor of Science in Business Administration from The Citadel. He is also a Certified Public Accountant (inactive) and a Chartered Global Management Accountant.

Mr. Shanahan does not have any family relationship with any director or executive officer of the Company, or any person nominated or chosen to become a director or executive officer of the Company, and there are no arrangements or understandings with any persons pursuant to which Mr. Shanahan has been appointed to his position. There are no transactions between the Company and Mr. Shanahan that would be required to be reported under Item 404(a) of Regulation S-K.

Chief Financial Officer Employment Agreement

In connection with the appointment of Mr. Shanahan as the Company’s Chief Financial Officer, the Company entered into an employment agreement with Mr. Shanahan (the “Shanahan Employment Agreement”), which will take effect on the Effective Date. The material terms and conditions of the Shanahan Employment Agreement are summarized below. Unless otherwise specified, capitalized terms used but not defined below shall have the meanings set forth in the Shanahan Employment Agreement.

The Shanahan Employment Agreement has an initial term of three years from the Effective Date and provides for automatic renewals for successive one-year terms absent written notice from the Company or Mr. Shanahan. The Shanahan Employment Agreement provides that, during the term, Mr. Shanahan will be eligible to receive (i) an annual base salary of $500,000, (ii) discretionary annual cash bonuses targeted at 80% of Mr. Shanahan’s annual base salary, (iii) certain equity awards (as described below) (iv) customary employee benefits generally provided by the Company to its senior executive officers, (v) reimbursement of reasonable business expenses and (vii) customary indemnification rights which are applicable to the Company’s officers and directors. Mr. Shanahan will also receive a one-time $50,000 signing bonus within 30 days of the Effective Date.

As an inducement material to Mr. Shanahan’s agreement to enter into employment with the Company, subject to approval by the Board or the Compensation Committee of the Board, Mr. Shanahan will receive 150,000 restricted stock units of the Company, vesting in three equal installments on the first three anniversaries of the Effective Date.

In the event Mr. Shanahan’s employment is terminated by the Company without Cause (other than by reason of death or disability), or by Mr. Shanahan for Good Reason, subject to his execution and non-revocation of a release and compliance with the post-termination covenants described below, Mr. Shanahan will be entitled to:

•salary continuation for one year from the date of termination, payable in accordance with the Company’s regular payroll practice;

•receipt of the annual bonus for any completed fiscal year that has not yet been paid as of the date of termination and a pro-rated portion of the annual bonus for the year in which the date of termination occurs;

•Company-paid coverage under the Company’s group health plan in accordance with COBRA for up to one year following the date of termination for Mr. Shanahan and any of his eligible dependents (but ceasing once equivalent employer-paid coverage is otherwise available to Mr. Shanahan); and

•if terminated after the first six months of employment, accelerated vesting of the portion of any outstanding and unvested equity awards that would have vested within 12 months of the date of termination, provided that any equity awards scheduled to vest after 12 months following the date of termination shall be forfeited.

Pursuant to the Shanahan Employment Agreement, Mr. Shanahan is bound by covenants not to compete with the Company and not to solicit Company employees or business partners during the term of his employment and for one year thereafter. Mr.

Shanahan has also agreed not to use or disclose any confidential information of the Company or its subsidiaries and to be bound by customary covenants relating to proprietary rights and the related assignment of such rights.

This description is qualified in its entirety by reference to the full text of the Shanahan Employment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Chief Accounting Officer Employment Agreement

On October 4, 2024, the Company and Ms. O’Halloran entered into an Amended and Restated Employment Agreement (the “O’Halloran Employment Agreement”), which will take effect on the Effective Date. The material terms and conditions of the O’Halloran Employment Agreement are summarized below. Unless otherwise specified, capitalized terms used but not defined below shall have the meanings set forth in the O’Halloran Employment Agreement.

During the term of the O’Halloran Employment Agreement, Ms. O’Halloran will be eligible to receive (i) an annual base salary of $400,000, (ii) discretionary annual cash bonuses targeted at 60% of Ms. O’Halloran’s annual base salary, provided that Ms. O’Halloran shall receive a minimum of $162,500 for the 2024 annual bonus, payable in 2025, (iii) certain equity awards pursuant to the Company’s employee equity incentive program, (iv) customary employee benefits generally provided by the Company to its senior executive officers, (v) reimbursement of reasonable business expenses and (vi) customary indemnification rights which are applicable to the Company’s officers and directors.

In the event Ms. O’Halloran’s employment is terminated by the Company without Cause (other than by reason of death or disability), or by Ms. O’Halloran for Good Reason, subject to her execution and non-revocation of a release and compliance with the post-termination covenants described below, Ms. O’Halloran will be entitled to:

•salary continuation for one year from the date of termination, payable in accordance with the Company’s regular payroll practice; and

•receipt of the annual bonus for any completed fiscal year that has not yet been paid as of the date of termination and a pro-rated portion of the annual bonus for the year in which the date of termination occurs, provided that the pro-rated annual bonus shall be paid based on the target bonus objective and shall not be eligible for any bonus incentive above the target.

Pursuant to the O’Halloran Employment Agreement, Ms. O’Halloran is bound by covenants not to compete with the Company and not to solicit Company employees or business partners during the term of her employment and for one year thereafter. Ms. O’Halloran has also agreed not to use or disclose any confidential information of the Company or its subsidiaries and to be bound by customary covenants relating to proprietary rights and the related assignment of such rights.

This description is qualified in its entirety by reference to the full text of the O’Halloran Employment Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 10, 2024, the Company issued a press release announcing the appointment of Mr. Shanahan as the Company’s Chief Financial Officer and Ms. O’Halloran’s continuation of service to the Company as its Chief Accounting Officer. A copy of the press release filed with this Current Report on Form 8-K is furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, as amended (the “Exchange Act”) or otherwise subject to liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Current Report on Form 8-K in such filing.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are included herewith:

Exhibit Number	Description
10.1	Employment Agreement, dated as of October 4, 2024, by and among Brendan Shanahan, GoHealth, Inc. and Norvax, LLC
10.2	Employment Agreement, dated as of October 4, 2024, by and among Katherine O’Halloran and Norvax, LLC
99.1	Press Release of GoHealth, Inc., dated October 10, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOHEALTH, INC.

Date:	October 10, 2024	By:	/s/ Brad Burd
Brad Burd Chief Legal Officer